Exhibit 5.2

April 1, 2014

Coeur Explorations, Inc.

505 Front Avenue

P.O. Box I

Coeur D’Alene, ID 83816-0316

Re:	Registration Statement on Form S-4 Filed by Coeur Mining, Inc. Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as local Idaho counsel to Coeur Explorations, Inc., an Idaho corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Coeur Mining, Inc. (“Parent”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $150,000,000 in aggregate principal amount of the Parent’s 7.875% Senior Notes due 2021 (CUSIP No. 192108 AY4) (the “New Notes”) for an equal principal amount of Parent’s 7.875% Senior Notes due 2021 issued on March 12, 2014 (CUSIP Nos. 192108 AZ1 and U192108 AF7) (the “Outstanding Notes”). The New Notes will be guaranteed on a joint and several basis by each of Parent’s subsidiaries that has guaranteed the Outstanding Notes, including the Company.

A.	Documents and Matters Examined

In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Company as we have considered necessary to provide a basis for the opinions expressed herein, including the following:

A-1	a certified copy of the Articles of Incorporation of the Company, as issued by the Idaho Secretary of State confirming that as of March 7, 2014, such is a true and correct copy of the Company’s articles of incorporation, including any amendments thereto or restatements thereof (the “Articles of Incorporation”);

A-2	the Bylaws of the Company, as certified by an officer of the Company as in effect on the date hereof;

April 1, 2014

A-3	the Action by Unanimous Written Consent of the Board of Directors of the Company dated March 7, 2014 (the “Consent”);

A-4	an executed copy of the Indenture, dated as of January 29, 2013, by and among Parent, the Company, the other guarantors party thereto and The Bank of New York Mellon, as amended by a supplemental indenture, dated as of December 16, 2013, and as further amended by the Second Supplemental Indenture, dated as of March 12, 2014 (as amended and supplemented, the “Indenture”);

A-5	the form of the New Notes attached to the Indenture as Exhibit A;

A-6	the form of the Notation of Guarantee attached to the Indenture as Exhibit E to be executed by the Company and the other guarantors party thereto with respect to the guarantee of the New Notes by the Company and such other guarantors (the “Notation of Guarantee”);

A-7	a Certificate of Existence, as issued by the Idaho Secretary of State and confirming that, as of March 7, 2014, the Company is in good standing in the State of Idaho (the “Certificate of Existence”); and

A-8	an Officer’s Certificate on behalf of the Company dated as of the date hereof, certifying certain factual matters to us (the “Officer’s Certificate”).

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), (b) information provided in certificates of officers/representatives of the Company and (c) the representations and warranties of the Company in the Indenture and the Officer’s Certificate. We have not independently verified the facts so relied on.

B.	Assumptions

We have relied, without investigation, on the following assumptions:

B-1	Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals and all signatures on executed documents are genuine.

B-2	All individuals have sufficient legal capacity to perform their functions with respect to the Indenture, the New Notes, the Notation of Guarantee and the Exchange Offer.

April 1, 2014

B-3	The Company does not engage in a business that is a regulated type of business, including, without limitation, banking, insurance or a public utility.

C.	Opinions

Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

C-1	Based solely on the Certificate of Existence, the Company is a corporation validly existing under Idaho law.

C-2	The Company has the corporate power to enter into the Indenture and the Notation of Guarantee and to perform its obligations thereunder.

C-3	Based solely on the Consent, the Indenture and the Notation of Guarantee have been duly authorized by all necessary corporate action on the part of the Company.

D.	Qualifications; Exclusions

D-1	The opinions expressed herein are subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

D-2	We express no opinion as to the following matters, or the effect, if any, that they may have on the opinions expressed herein:

(a) federal securities laws and regulations, state “blue sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

(b) federal and state laws and regulations dealing with (i) antitrust and unfair competition; (ii) environmental matters; (iii) land use and subdivisions; (iv) tax; (v) patents, copyrights, trademarks and intellectual property; (vi) racketeering; (vii) health and safety; (viii) labor and employment; (ix) national and local emergencies; (x) possible judicial deference to acts of sovereign states; (xi) criminal and civil forfeiture; (xii) statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (xiii) regulation of lenders or the conduct of the business of lenders and that may relate to the Indenture or the Exchange Offer;

(c) Federal Reserve Board margin regulations;

(d) compliance with fiduciary duty requirements;

April 1, 2014

(e) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, cities, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing;

(f) fraudulent transfer and fraudulent conveyance laws;

(g) pension and employee benefit laws and regulations;

(h) the Company’s title to or the condition of title of any property; and

(i) the creation, attachment, perfection, priority or enforcement of liens or encumbrances, except to the extent expressly noted to the contrary in this opinion letter.

For purposes of expressing the opinions herein, we have examined the laws of the State of Idaho and our opinions are limited to such laws. We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred, including that we have performed any actions in order to provide the legal opinions and statements contained herein other than as expressly set forth, and (b) are as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof (including changes in law or facts, or as to facts relating to prior events that are subsequently brought to our attention), or to consider its applicability or correctness as to persons or entities other than the addressees.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the “Act”), or the related rules and regulations promulgated under the Act nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Act or the related rules and regulations promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP

PERKINS COIE LLP